Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of our report dated March 15, 2017, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 2016: Registration Statement Form S-1 (Nos. 333-197227 and 333-197227-01), and Registration Statement Form S-1 (No. 333-214896).

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 15, 2017